Exhibit 99.28(h)(xxxiiii) Execution

EXHIBIT 1

This Exhibit 1, amended and restated as of January 15, 2025, is the Exhibit 1 to the Investment Company Reporting Modernization Services Amendment between Old Westbury Funds, Inc. and The Bank of New York Mellon dated July 20, 2018.

Portfolio	Ticker	Cusip
Old Westbury All Cap Core Fund	OWACX	680414307
Old Westbury Large Cap Strategies Fund	OWLSX	680414109
Old Westbury Small & Mid Cap Strategies Fund	OWSMX	680414604
Old Westbury Fixed Income Fund	OWFIX	680414406
Old Westbury Municipal Bond Fund	OWMBX	680414505
Old Westbury New York Municipal Bond Fund	OWNYX	680414869
Old Westbury California Municipal Bond Fund	OWCAX	680414877
Old Westbury Credit Income Fund	OWCIX	680414851
Old Westbury Short-Term Bond Fund	OWSBX	680414844
Old Westbury Total Equity Fund	OWTEX	680414836

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Exhibit 1 to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Timothy Hornbrook
Name:	Timothy Hornbrook
Title:	Senior Director

OLD WESTBURY FUNDS, INC.

By:	/s/ David W. Rossmiller
Name:	David W. Rossmiller
Title:	President and Chief Executive Officer